As filed with the Securities and Exchange Commission on April 17, 2024

Registration No. 333-275143

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	87-1375590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, Florida 33132
(904) 496-0027

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

2023 INCENTIVE COMPENSATION PLAN

(Full title of the Plan)

David Villarreal

President and Chief Executive Officer

Safe and Green Development Corporation
990 Biscayne Blvd

#501, Office 12

Miami, Florida 33132

(904) 496-0027

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Melissa Palat Murawsky, Esq.
Patrick J. Egan, Esq.
Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000
(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333- 275143), filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 23, 2023 (the “Form S-8”), is being filed by Safe and Green Development Corporation (the “Company” or the “Registrant”) to correct a typographical error in Exhibit 23.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), which incorrectly stated that the auditor’s report was dated March 28, 2024 rather than April 1, 2024 (the “Typographical Error”). Except as revised to correct the Typographical Error in Exhibit 23.1 of the Form 10-K, this Post-Effective Amendment No. 1 to the Form S-8 does not modify or update the previously filed Form S-8. The corrected Exhibit 23.1 is filed herewith as Exhibit 23.3. No additional securities are to be registered, and registration fees were paid upon filing of the original Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Safe and Green Development Corporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

5.1**	Opinion of Blank Rome LLP

23.1**	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Blank Rome LLP (contained in Exhibit 5.1)

23.3*	Consent of Independent Registered Public Accounting Firm, M&K CPAS PLLC

24.1**	Power of Attorney (included on the signature page to the Form S-8)

99.1	Form of Safe and Green Development Corporation 2023 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.5 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Commission on May 1, 2023)

107**	Filing Fee Table

*	Filed herewith.

**	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 17th day of April, 2024.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Villarreal	Chief Executive Officer and Director	April 17, 2024
David Villarreal	(Principal Executive Officer)

/s/ Nicolai Brune	Chief Financial Officer	April 17, 2024
Nicolai Brune	(Principal Financial and Accounting Officer)

*	Director	April 17, 2024
Yaniv Blumenfeld

*	Director	April 17, 2024
Paul Galvin

*	Director	April 17, 2024
Peter G. DeMaria

*	Director	April 17, 2024
John Scott Magrane, Jr.

*	Director	April 17, 2024
Christopher Melton

*	Director	April 17, 2024
Alyssa L. Richardson

*	Director	April 17, 2024
Jeffrey Tweedy

*By:	/s/ Nicolai Brune
Nicolai Brune
Attorney-in-Fact

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